UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                       January 6, 2003
Date of Report (Date of earliest event reported)_______________________________


                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


      Nevada                        1-12508                87-0462881
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(State or other jurisdiction      (Commission             (IRS Employer
  of incorporation)                File Number)         Identification No.)



         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
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                (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code         (972) 401-0752
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          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                          MAGNUM HUNTER RESOURCES, INC.
               UPDATED DISCLOSURE OF FOURTH QUARTER 2002 ESTIMATES

     The information following this narrative sets forth our current range of estimates of our operating statistics for the fourth calendar quarter ended December 31, 2002. Actual oil and gas production sold and prices received during the fourth quarter of 2002 have not yet been determined. The Company had a significant portion of its forecasted fourth quarter 2002 crude oil and natural gas production hedged through a combination of fixed price swaps and collar derivative transactions.

     Recently completed non-core property divestitures are incorporated into these projections and consist of properties sold: (i) to a new private limited partnership formed between an affiliate of the Company and an affiliate of GE Structured Finance's Oil & Gas Unit, which closed on September 3, 2002; (ii) at public auctions as previously announced by the Company; and (iii) in privately negotiated transactions as previously announced by the Company. Net proceeds from these transactions were approximately $100 million.

     All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will in fact occur and we caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our fourth quarter results and could cause our results to differ materially from those expressed in this release. These risks factors and other conditions are described in our report on Form 10-K for the period ended December 31, 2001.

     We caution that the estimates set forth below are given as of the date hereof only and are based upon currently available information. Except as required by law, we are not undertaking any obligation to update these estimates as conditions change or other information becomes available.

                 Magnum Hunter Resources, Inc. and Subsidiaries
                        Consolidated Financial Projection
                              Fourth Quarter - 2002
                                    Unaudited

OIL AND GAS SALES VOLUMES

     The estimates are based upon Magnum Hunter's historical operating performance and trends, estimates of oil and gas reserves as of September 30, 2002, and the risk-adjusted results of our planned capital expenditure and operating budget for 2002. These estimates also include the effect of completed divestitures of non-core oil and gas properties as further discussed below.

     We currently assume that total daily production averaged around 195 to 202 MMcfe per day in the fourth quarter. Oil production is expected to average approximately 10,000 to 10,300 barrels per day and we estimate gas production averaged about 135 to 140 MMcf per day in the fourth quarter.

OIL AND GAS PRICES

     We estimate that our realized natural gas price averaged approximately $3.40 per MCF and our realized crude price averaged approximately $24.50 per barrel in the fourth quarter.

     These estimated realized commodity prices give effect to commodity hedges in place and normal basis differentials for our production.

     Magnum Hunter had hedges in place for the fourth quarter of 2002 covering the average daily volumes and weighted average prices shown below.

                                                     4th Qtr.
Natural Gas Swaps:                                     2002
-----------------                                  -----------
Average contract volumes (BBTU/d)                      60.0
Weighted average price (per MMBTU)                     $2.87

Natural Gas Collars:
-------------------
Average contract volumes (BBTU/d)                       8.0
Weighted average floor price (per MMBTU)               $4.07
Weighted average ceiling price (per MMBTU)             $5.52

Crude Swaps:
-----------
Average contract volumes (MBBLS/d)                      5.0
Weighted average price (per BBL)                      $25.27

Crude Collars:
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Average contract volumes (MBBLS/d)                      4.5
Weighted average floor price (per BBL)                $21.27
Weighted average ceiling price (per BBL)              $26.79

PRODUCTION COSTS

     Production costs include lifting costs, production taxes, severance taxes, ad valorem taxes and other production costs. These costs vary in response to several factors including changes in our property base, changes in production taxes, general price changes and the amount of repair and workover activity required. Based upon an assumed lifting cost rate of $0.75 per Mcfe and a combined production and ad-valorem tax rate of approximately 13%, we currently estimate that our all-in production expenses will be between $21 million and $22 million for the fourth quarter.

OTHER REVENUE - (NET)

     Other revenue - (net) reflects revenues from gathering, processing and marketing of natural gas and from oilfield services, net of projected costs of operations for these specific activities. These net revenues are assumed to approximate $1.6 million in the fourth quarter.

DEPRECIATION AND DEPLETION

     Depreciation and depletion expense was calculated using a rate of $1.17 per Mcfe sold, plus depreciation on all other depreciable assets of approximately $1 million.

INTEREST EXPENSE

     Free cash flow available after capital expenditure items and the net proceeds received from non-strategic property divestitures were used to reduce our senior bank debt. We currently expect interest expense to approximate $13 million in the fourth quarter.

INCOME TAXES

     Income taxes were calculated using an effective federal income tax rate of approximately 38%. At this time we anticipate that all of the income taxes will be deferred.

GENERAL AND ADMINISTRATIVE EXPENSE (G&A)

     Magnum Hunter currently expects G&A expenses to approximate $3.9 million in the fourth quarter of 2002, which includes certain year-end expenses associated with bonus accruals and contributions to the Company's defined benefit plan.

NET INCOME PER SHARE - (DILUTED)

     Net income per share - (diluted)  assumes  diluted shares of  approximately
68.5 million. Diluted shares were calculated on the basis of an assumed average market price for our stock of approximately $6.00 per share for the period projected.

CAPITAL EXPENDITURES / DIVESTITURES

     For fiscal 2002, Magnum Hunter anticipates capital expenditures to total approximately $125 million. Of these capital expenditures, approximately 65% was expended on offshore drilling opportunities and 35% was expended on onshore drilling programs.

     In 2002, Magnum Hunter divested approximately $100 million of non-core oil and gas properties. The net proceeds from these divestitures have been utilized to reduce outstanding indebtedness.

FINANCIAL GUIDANCE

     In providing financial guidance for the fourth quarter of 2002, we approximated a range of assumptions within the realm of possible outcomes. These ranges of possibilities do not imply any further accuracy than any other range within the realm of possibilities, but are arbitrary ranges within the realm of possibilities.

     The following is a summary of certain financial data ranges for the fourth quarter of 2002.

                                              4th Qtr. 2002
                                                  Range
                                             -----------------

Daily Production Average (MMcfe)                195 - 202
EBITDA (millions)                               $41 - $43
EBITDA per share (diluted)                    $0.60 - $0.62
Operating Cash flow (millions) (i)              $28 - $30
Operating Cash flow per share (diluted)       $0.41 - $0.44
Net Income per share (diluted)                $0.04 - $0.06


     (i) Cash flow from operations before changes in operating assets and liabilities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MAGNUM HUNTER RESOURCES, INC.


                                        /s/ Chris Tong
                                     BY:____________________________
                                        Chris Tong
                                        Sr. Vice President and
                                        Chief Financial Officer



Dated: January 6, 2003